Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

In re: PROFESSIONAL VETERINARY PRODUCTS, LTD, A NEBRASKA CORPORATION, Debtor,	) Case No. 10-82436 ) ) CHAPTER 11 ) ) ) ) )
In re: EXACT LOGISTICS, LLC, Debtor,	) Case No. 10-82438 ) ) CHAPTER 11 ) ) ) ) )
In re: PROCONN, LLC, Debtor,	) Case No. 10-82437 ) ) CHAPTER 11 ) ) ) ) )

MONTHLY OPERATING REPORT FOR THE PERIOD

12/01/2011 THROUGH 12/31/2011

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING CONSOLIDATED OPERATING REPORT, CONSISTING OF ONE (1) PAGE IS TRUE AND CORRECT.

Date Submitted 1/9/12	/s/ Vicky Winkler
Vicky Winkler, President/CEO

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

CASE NAME: Summary Report for Professional Veterinary Products, LTD; Exact Logistics, LLC; ProConn, LLC

CASE NO.: 10-82436; 10-82438; 10-82437

Summary of Cash Receipts and Disbursements For The Above Noted Entity

For Period December 1-31, 2011

	Wells Fargo	FNBO	JP Morgan	Fulton Bank	Total
BEGINNING BALANCE (11/30/11)	$0.00	$8,509,915.07	$0.00	$0.00	$8,509,915.07

RECEIPTS:
1. Receipts from Operations	0.00	15,181.00	0.00	0.00	15,181.00
2. Receipts from Bulk Sale of Inventory	0.00	0.00	0.00	0.00	0.00
3. Receipts from Sale of Intangible Assets	0.00	0.00	0.00	0.00	0.00
4. Receipts from Sale of De Minimis Assets (1)	0.00	0.00	0.00	0.00	0.00
5. Receipts from Sale of Fixed Assets (1)	0.00	0.00	0.00	0.00	0.00
6. Receipts from Sale of Building	0.00	4,445,712.56	0.00	0.00	4,445,712.56
7. Other Receipts	0.00	1,963.00	0.00	0.00	1,963.00

TOTAL RECEIPTS	0.00	4,462,856.56	0.00	0.00	4,462,856.56

TRANSFERS:	0.00	0.00	0.00	0.00	0.00

DISBURSEMENTS:
3. Line of credit Wells Fargo	0.00	0.00	0.00	0.00	0.00

4. Payments to Officers and Directors:
a. Officers	0.00	10,430.29	0.00	0.00	10,430.29
b. Directors	0.00	0.00	0.00	0.00	0.00

Subtotal—payments to Officers and Directors	0.00	10,430.29	0.00	0.00	10,430.29

5. Taxes—personnel
a. Federal Income Tax	0.00	4,234.62	0.00	0.00	4,234.62
b. FICA withholdings	0.00	822.39	0.00	0.00	822.39
c. Medicare	0.00	667.86	0.00	0.00	667.86
d. Federal Unemployment	0.00	1.41	0.00	0.00	1.41
e. State Income Tax	0.00	1,238.58	0.00	0.00	1,238.58
f. State Unemployment	0.00	14.07	0.00	0.00	14.07
g. State Unemployment/Disability	0.00	0.00	0.00	0.00	0.00
h. Local Income Tax	0.00	0.00	0.00	0.00	0.00

Subtotal—taxes	0.00	6,978.93	0.00	0.00	6,978.93

6. Necessary expenses:
Inventory purchases	0.00	0.00	0.00	0.00	0.00
Freight and supplies	0.00	0.00	0.00	0.00	0.00
Wages, ETO, Commissions, Incentives, Fees (Net of income taxes withheld and reported above)	0.00	6,797.26	0.00	0.00	6,797.26
Benefits	0.00	0.00	0.00	0.00	0.00
Professional and Trustee Fees	0.00	235,110.84	0.00	0.00	235,110.84
Credit card fees	0.00	0.00	0.00	0.00	0.00
Bayer escrow	0.00	0.00	0.00	0.00	0.00
Payment of Sales Taxes	0.00	0.00	0.00	0.00	0.00
Building Expenses	0.00	3,691.92	0.00	0.00	3,691.92
Building Lease	0.00	0.00	0.00	0.00	0.00
Equipment Leases and Expenses	0.00	0.00	0.00	0.00	0.00
Utilities Expense	0.00	6,277.24	0.00	0.00	6,277.24
Utilities Deposit	0.00	0.00	0.00	0.00	0.00
Insurance	0.00	0.00	0.00	0.00	0.00
Real Estate & Personal Property Taxes	0.00	149,508.84	0.00	0.00	149,508.84
Accounting and Tax Fees	0.00	0.00	0.00	0.00	0.00
Income Taxes	0.00	0.00	0.00	0.00	0.00
Wells Fargo Escrow	0.00	0.00	0.00	0.00	0.00
Bank Fees/Interest	0.00	0.00	0.00	0.00	0.00
DVM Settlement	0.00	0.00	0.00	0.00	0.00
Boehringer Ingeljeim-Inventory	0.00	0.00	0.00	0.00	0.00
Jelecos	0.00	49,359.67	0.00	0.00	49,359.67
Misc. G&A and Other fees	0.00	9,278.03	0.00	0.00	9,278.03

Subtotal—necessary expenses	0.00	460,023.80	0.00	0.00	460,023.80

TOTAL DISBURSEMENTS	0.00	477,433.02	0.00	0.00	477,433.02

NET CASH FLOW	0.00	3,985,423.54	0.00	0.00	3,985,423.54

ENDING BANK BALANCE (12/31/11)	$0.00	$12,495,338.61	$0.00	$0.00	$12,495,338.61

BANK BALANCES Per Bank Statement	$0.00	$12,495,338.61	$0.00	$0.00	$12,495,338.61